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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated January 19, 1995 appearing on page 18 of Hubbell Incorporated's Annual Report on Form 10-K for the year ended December 31, 1994. We also consent to the incorporation by reference of our report on Financial Statement Schedules, which appears on page 48 of such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Prospectus.


Price Waterhouse LLP


Stamford, Connecticut
August 16, 1995